Exhibit 99.1

Mercantile Bank Corporation and Eastern Michigan Financial Corporation Announce Receipt of All Required Regulatory Approvals for Pending Merger

December 16, 2025 - Mercantile Bank Corporation ("Mercantile") (NASDAQ: MBWM) and Eastern Michigan Financial Corporation ("Eastern") (OTCID: EFIN) today jointly announced that the Federal Reserve Bank of Chicago has approved the proposed merger of Mercantile and Eastern.

As previously announced, Mercantile and Eastern entered into an Agreement and Plan of Merger (as amended by the First Amendment dated October 5, 2025, the “Merger Agreement”), pursuant to which Eastern will merge with and into Shamrock Merger Sub LLC, a wholly-owned acquisition subsidiary of Mercantile (the “Merger Sub”), with the Merger Sub as the surviving entity. Immediately thereafter, Merger Sub will be merged upstream into Mercantile, with Mercantile as the surviving entity (collectively, the “Merger”). Following the Merger, Mercantile will operate for a period of time as a two-bank holding company. The newly acquired Eastern Michigan Bank will operate alongside Mercantile’s existing bank, Mercantile Bank, until the first quarter of 2027, at which time Mercantile plans to consolidate Eastern Michigan Bank into Mercantile Bank, subject to regulatory approvals from the Federal Deposit Insurance Corporation and the Michigan Department of Insurance and Financial Services.

All required regulatory approvals to complete the Mercantile-Eastern merger have now been received. Subject to Eastern shareholder approval and the satisfaction of remaining customary closing conditions set forth in the Merger Agreement, the Merger is currently expected to be completed on December 31, 2025.

“We are very pleased to have received all required regulatory approvals for our proposed merger with Eastern Michigan Financial Corporation,” said Ray Reitsma, President and CEO of Mercantile. “This important milestone allows us to move forward with our strategic combination, which we believe will deliver significant value for our shareholders, customers, employees, and the communities we serve. We look forward to completing the remaining steps in the merger process and welcoming Eastern Michigan Bank into the Mercantile family.”

Willam Oldford, President and CEO of Eastern, commented, “We share Mercantile’s enthusiasm for the opportunities this merger presents and look forward to working together to deliver enhanced products and services for our customers and communities. We appreciate the continued support of our shareholders and look forward to the upcoming shareholder meeting where our shareholders will have the opportunity to vote on the proposed merger.”

The Eastern shareholder meeting will be held on December 19, 2025, at 12:00 PM local time at the Lakeview Hills Golf Resort, 6560 E. Peck Road, Lexington, Michigan 48450.

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank. Mercantile Bank provides financial products and services in a professional and personalized manner designed to make banking easier for businesses, individuals, and governmental units. Distinguished by exceptional service, knowledgeable staff, and a commitment to the communities it serves, Mercantile Bank is one of the largest Michigan-based banks with assets of approximately $6.3 billion. Mercantile Bank Corporation's common stock is listed on the NASDAQ Global Select Market under the symbol "MBWM." For more information about Mercantile, visit www.mercbank.com, and follow us on Facebook, Instagram, X (formerly Twitter) @MercBank, and LinkedIn @merc-bank.

About Eastern Michigan Financial Corporation

Based in Croswell, Michigan, Eastern Michigan Financial Corporation is the bank holding company for Eastern Michigan Bank. Eastern Michigan Bank operates 12 branches across three counties, offering a full range of personal and business banking services. The bank was originally chartered in 1895 as the State Bank of Croswell under the leadership of Julia H. Mills—making it one of the few banks at the time led by a woman. Today, Eastern Michigan Bank holds the #1 deposit market share among community banks in its primary market, has $505 million in assets, and employs nearly 100 local team members. Eastern Michigan Bank is proud of its 130-year legacy of resilience, community service, and adaptability through changing economic cycles. For more information about Eastern Michigan Bank, visit www.emb.bank.

Forward-Looking Statements

This news release contains statements or information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. Any such statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include the possibility the shareholders of EFIN fail to approve the Merger; the possibility of a failure of any of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in completing the Merger or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility regulatory approval for the merger of the banks in 2027 may not be received, the banks may never be combined, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in MBWM's reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to MBWM or EFIN or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, MBWM and EFIN do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

No Offer or Solicitation

This news release is being issued with respect to the proposed merger transaction involving MBWM and EFIN. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. You can find more information in connection with the proposed merger transaction under the heading “Where You Can Find More Information”, in the Registration Statement on Form S-4, as amended (the “Registration Statement”), that includes a Proxy Statement of EFIN and a Prospectus of MBWM, as well as other relevant documents concerning the proposed transaction, that MBWM filed with the SEC. Shareholders of EFIN are urged to read carefully the Registration Statement and accompanying Proxy Statement/Prospectus regarding the proposed merger transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Free copies of the Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about MBWM, EFIN, and the proposed transaction, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from MBWM at www.ir.mercbank.com under the tab “SEC Filings” and from EFIN at https://www.emb.bank/ under the tab “About—Investor Information” or by requesting them in writing or by telephone from MBWM at: Mercantile Bank Corporation, 310 Leonard Street NW, Grand Rapids, Michigan, 49504, ATTN: Corporate Secretary; Telephone (616) 406-3000 or by requesting them in writing or by telephone from EFIN at: Eastern Michigan Financial Corporation, 65 N. Howard Ave, Croswell, MI 48422, ATTN: Corporate Secretary; Telephone (810) 679 -2500.

FOR FURTHER INFORMATION:

MEDIA: Nichole Kladder CMO, Mercantile Bank 616-242-7760 nkladder@mercbank.com	INVESTORS: Chuck Christmas CFO, Mercantile Bank Corporation 616-726-1202 cchristmas@mercbank.com

Errin Levitt CFO, Eastern Michigan Financial Corporation 810-398-5121 elevitt@emb.bank	William Oldford, Jr. President and CEO Eastern Michigan Financial Corporation 810-398-5121 woldford@emb.bank